UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2010

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Please see the discussion in “Item 2.01. Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K, which discussion is incorporated herein by this reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 1, 2010, Jarden Corporation (the “Company”) completed its previously announced acquisition of the Mapa Spontex Baby Care and Home Care businesses (“Mapa Spontex”) from Total S.A. (“Total”) pursuant to a Share Purchase Agreement by and among the Company, Total and Camping Gaz (Deutschland) GmbH, dated as of April 1, 2010 (the “SPA”).

Pursuant to the terms of the SPA, the Company and its subsidiaries acquired certain of Total’s subsidiaries for a Euro purchase price of €335 million (approximately $500 million) in cash, including the assumption or repayment of certain indebtedness, subject to certain adjustments set forth therein. The SPA contains various representations, warranties and covenants, and Total will agree to indemnify the Company for any breaches thereof, subject to specified time and amount limits and other exceptions.

Mapa Spontex is a global manufacturer and distributor of primarily baby care and home care products with leading market positions in Europe, Brazil and Argentina in the core categories it serves. Its baby care portfolio includes teats, soothers, feeding bottles and other infant accessories sold primarily under the NUK® , Tigex®, Lillo®, Fiona® and First Essentials® brands; and health care products, including condoms sold under the Billy Boy® brand. Its home care portfolio includes sponges, rubber gloves and related cleaning products for retail, professional and industrial uses sold primarily under the Mapa® and Spontex® brands. The Mapa Spontex business will be included in the Company’s Branded Consumables segment from the acquisition date.

A copy of the SPA is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the SPA and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the SPA.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Share Purchase Agreement, dated April 1, 2010, by and among Jarden Corporation, Total S.A. and Camping Gaz (Deutschland) GmbH.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2010

JARDEN CORPORATION

By:	/s/ John E. Capps
	Name:	John E. Capps
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Number	Exhibit

10.1	Share Purchase Agreement, dated April 1, 2010, by and among Jarden Corporation, Total S.A. and Camping Gaz (Deutschland) GmbH.